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                                                                     EXHIBIT 5.1

                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                        PALO ALTO, CALIFORNIA 94304-1050
               TELEPHONE (650) 493-9300  FACSIMILE (650) 493-6811

                                 July 20, 2000

Lattice Semiconductor Corporation
5555 N.E. Moore Court
Hillsboro, OR 97124

    RE: LATTICE SEMICONDUCTOR CORPORATION
      REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

    We have examined the Registration Statement on Form S-3 filed by you with the Securities and Exchange Commission ("SEC") on July 11, 2000 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of up to 4,600,000 shares of your Common Stock (the "Shares"). As your legal counsel in this transaction, we have examined the proceedings taken, and are familiar with the proceedings proposed to be taken, by you in connection with the sale and issuance of the Shares.

    It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as your counsel in connection with this transaction, to be taken prior to the issuance of the Shares, the Shares when issued and sold in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company will be legally and validly issued, fully paid and nonassessable.

    We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

                                          Very truly yours,
                                          WILSON SONSINI GOODRICH & ROSATI
                                          Professional Corporation
                                          /s/ Wilson Sonsini Goodrich & Rosati
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